Filed pursuant to Rule 433
                                                        File No.:  333-140720-06



--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


                                  $546,526,000


                            BCAPB LLC TRUST, 2007-AB1


                        NEW ISSUE PRELIMINARY TERM SHEET


--------------------------------------------------------------------------------

                            BCAPB LLC Trust, 2007-AB1
                                     Issuer


                                    BCAP LLC
                                    Depositor


                             Wells Fargo Bank, N.A.
                              Original Loan Seller


                             Wells Fargo Bank, N.A.
                                    Servicer


                      Deutsche Bank National Trust Company
                                     Trustee


                              Barclays Capital Inc.
                          Sole Lead Manager/Bookrunner

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

      The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

      The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1337454/000091412107000651/
by7522913-s3a1.txt


     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Transaction Summary
--------------------------------------------------------------------------------



                                  $546,526,000
                            BCAPB LLC Trust, 2007-AB1


------------------------------------------------------------------------------------------------------------------------------------
                          Expected      Credit
                          Ratings      Support %   Interest   WAL (years)                        Payment Window         Certificate
Class      Size(1)         (S/M)        (1)(2)       Type    (Call/Mat)(3)   Collateral            (Call/Mat)               Type
------------------------------------------------------------------------------------------------------------------------------------
                                                     Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
A-1     $311,948,000.00    AAA/Aaa      16.45%      LIBOR      1.11/1.11     Fixed Rate    7/07 - 12/09 / 7/07- 12/09      Senior
A-2     $54,037,000.00     AAA/Aaa      16.45%      Fixed      2.99/2.99     Fixed Rate    12/09 - 6/11 / 12/09- 6/11      Senior
A-3     $40,989,000.00     AAA/Aaa      16.45%      Fixed      4.99/4.99     Fixed Rate    6/11 - 4/14 / 6/11- 4/14        Senior
A-4     $17,572,000.00     AAA/Aaa      16.45%      Fixed     6.85/11.14     Fixed Rate    4/14 - 5/14 / 4/14- 12/22       Senior
A-5     $47,172,000.00     AAA/Aaa      16.45%      Fixed      5.98/6.54     Fixed Rate    1/11 - 5/14 / 1/11- 10/22     Senior/NAS
M-1     $20,608,000.00     AA+/Aa1      12.80%      LIBOR      4.73/5.22     Fixed Rate    11/10 - 5/14 / 11/10- 11/19   Subordinate
M-2     $16,091,000.00      AA/Aa2       9.95%      LIBOR      4.69/5.15     Fixed Rate    9/10 - 5/14 / 9/10- 2/19      Subordinate
M-3      $7,058,000.00     AA-/Aa3       8.70%      LIBOR      4.66/5.09     Fixed Rate    9/10 - 5/14 / 9/10- 6/18      Subordinate
M-4      $5,928,000.00      A+/A1        7.65%      LIBOR      4.66/5.07     Fixed Rate    9/10 - 5/14 / 9/10- 1/18      Subordinate
M-5      $5,928,000.00       A/A2        6.60%      LIBOR      4.65/5.03     Fixed Rate    8/10 - 5/14 / 8/10- 8/17      Subordinate
M-6      $5,081,000.00      A-/A3        5.70%      LIBOR      4.64/4.99     Fixed Rate    8/10 - 5/14 / 8/10- 3/17      Subordinate
M-7      $5,082,000.00    BBB+/Baa1      4.80%      LIBOR      4.64/4.95     Fixed Rate    8/10 - 5/14 / 8/10- 10/16     Subordinate
M-8      $3,387,000.00     BBB/Baa2      4.20%      LIBOR      4.64/4.91     Fixed Rate    8/10 - 5/14 / 8/10- 4/16      Subordinate
M-9      $5,645,000.00    BBB-/Baa3      3.20%      LIBOR      4.62/4.82     Fixed Rate    7/10 - 5/14 / 7/10- 12/15     Subordinate
------------------------------------------------------------------------------------------------------------------------------------
                                                   Non-Offered Certificates
CE      $18,068,818.55      NR/NR
R                $0.00      NR/NR
------------------------------------------------------------------------------------------------------------------------------------

(1) The class sizes and related credit enhancement levels are subject to variance of +/- 5% based upon the final pool and rating agency evaluation of subordination, overcollateralization and excess spread.

(2) Credit enhancement for the Offered Certificates will be provided by a combination of subordination, overcollateralization, loss allocation and excess spread all as more fully described herein. The expected initial credit support percentages (calculated using the Overcollateralization Target Amount) are as provided above. The initial overcollateralization level for the Offered Certificates will equal approximately 3.20% of the Cut-off Date unpaid principal balance of the mortgage loans and the Overcollateralization Target Amount for the Offered Certificates will equal 3.20% of the Cut-off Date unpaid principal balance of the mortgage loans. Excess spread may be applied to pay principal on the Certificates, resulting in a limited acceleration of the Certificates, in order to maintain the overcollateralization level at the Overcollateralization Target Amount.

(3) WALs are calculated assuming that the 10% Optional Clean-up Call with respect to the Certificates is exercised on the earliest possible date. The WALs assume a prepayment pricing speed of 10% to 28% CPR ramp over 12 months.



------------------------------------------------------------------------------------------------------------------------------------
Transaction Structure
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   -------------------
                                                                                                   |                 |
                                                                                                   |Barclays Bank PLC|
                                                                                                   | (Swap Provider) |
                                                                                                   |                 |
                                                                                                   -------------------
                                                                                                        ^         |
                                                                                                        |         |
                                                                                                        |         |
                                                                                                      Swap     LIBOR
                                                                                                     Payment  Payment
                                                                                                        |         |
                                                                                                        |         |
                                                                                                        |         v
                                                                                                    -----------------
-----------                              --------------                           ----------------- |    Class A     |    ----------
|         |-------------Mortgage-------> |            |----------Mortgage-------> |               |-|--Certificates--|-->|Investors|
|Barclays |              loans           |            |           loans           |BCAPBLLC Trust,| |                |   -----------
|Bank PLC |                              |  BCAP LLC  |                           |  2007-AB1     | |                |
|(Sponsor)|                              | (Depositor)|                           |   Issuer      | |                |
|         |<------Class CE and Class R-- |            |<--Class CE and Class R--- |               | |     Class M    |    ----------
|         |          Certificates        |            |       Certificates        |               |-|---Certificates-|-->|Investors|
-----------                              --------------                           ----------------- |                |   -----------
                                                                                                    -----------------

                                                                                                Offered Certificates

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description of the Mortgage Loans
--------------------------------------------------------------------------------

The mortgage loans are fixed interest rate, monthly pay mortgage loans secured by first liens on one- to four-family residential properties. Approximately 1.75%, 0.45%, and 97.79% of the mortgage pool (by principal balance) have original terms to stated maturity of 15 years, 20 years, and 30 years, respectively. Approximately 9.87% (by principal balance) of the mortgage pool allow for payments of interest only for terms of 5, 10 or 15 years. After such interest only period, each such mortgage loan will fully amortize over its remaining term. Approximately 63.43% of the mortgage loans fully amortize over their original term and approximately 36.57% of the mortgage loans allow for a balloon payment. Below is a further summary of the collateral characteristics of the mortgage loans (as of June 1, 2007):

      o The mortgage loans were originated or acquired by Wells Fargo. The loans will be serviced by Wells Fargo.

      o The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table.

--------------------------------------------------------------------------------
Prepayment Term     No Pre Pay     6 Months    12 Months   24 Months   36 Months
--------------------------------------------------------------------------------
Total                 36.34%         0.08%       2.28%       5.75%      55.54%
--------------------------------------------------------------------------------


      o Approximately 24.41% of the mortgage loans were originated with full documentation.

      o The two states with the largest concentration are California (approximately 17.95%) and Florida (approximately 9.48%).

      o     The non-zero weighted average FICO score is approximately 656.

      o The weighted average LTV is approximately 83.18%. The weighted average CLTV including subordinate financing at the time of origination is approximately 84.05%.

     Please note that the collateral information on the mortgage loans included in this term sheet is preliminary and subject to change.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.


--------------------------------------------------------------------------------
Summary of Terms
--------------------------------------------------------------------------------

Issuer: BCAPB LLC Trust 2007-AB1 will issue the Mortgage Pass-Through Certificates, Series 2007-AB1.

Depositor:               BCAP LLC.

Original Loan Seller:    Wells Fargo Bank, N.A.

Servicer:                Wells Fargo Bank, N.A.

Trustee:                 Deutsche Bank National Trust Company.

Sole Bookrunner:         Barclays Capital Inc.

Rating Agencies:         Moody's Investors Service and Standard & Poor's.

Cut-off Date:            June 1, 2007.

Closing Date:            July 19, 2007.

Distribution Date:       25th day of each month (or the next business day),
                         commencing July 2007.

Payment Delay:           With respect to the Fixed Rate Certificates, 24 days.
                         With respect to the Floating Rate Certificates, 0 days.

Final Distribution Date: March 2037.

Offered Certificates:    The Class A-1, Class A-2, Class A-3, Class A-4, Class
                         A-5, Class M-1, Class M-2, Class M-3, Class M-4, Class
                         M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                         Certificates.

Class A Certificates:    The Class A-1, Class A-2, Class A-3, Class A-4 and
                         Class A-5 Certificates.

Non-Accelerated Senior   The Class A-5 Certificates.
or NAS Certificate:

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class
                         M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                         Certificates.

Floating Rate            The Class A-1, Class M-1, Class M-2, Class M-3, Class
Certificates:            M-4,Class M-5, Class M-6, Class M-7, Class M-8 and
                         Class M-9 Certificates.

Fixed Rate Certificates: The Class A-2, Class A-3, Class A-4, and Class A-5
                         Certificates.

Class CE Certificates:   The Class CE Certificates are not offered in this term
                         sheet. The Class CE Certificates will have an initial class certificate balance of approximately $18,068,819, which is approximately equal to the initial required overcollateralization.

Class R Certificates:    Represent the residual interests in the REMICs.

Due Period:              With respect to any Distribution Date, the period
                         commencing on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:       With respect to any Distribution Date is the calendar
                         month immediately preceding the month in which such Distribution Date occurs.

Optional Clean-up Call:  Under certain conditions as provided for in the prospectus supplement, the holder of a majority percentage interest in the Class CE Certificates may repurchase each of the mortgage loans when the aggregate principal balance of the mortgage loans as of such Distribution Date is reduced to 10% of the aggregate principal balance as of the Cut-off Date.

Registration:            The Offered Certificates will be available in book-
                         entry form through DTC.

Denominations:           The Offered Certificates are issuable in minimum
                         denominations of an original amount of $25,000 and multiples of $1 in excess thereof.

Federal Tax Treatment:   The Offered Certificates will represent"regular
                         interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as notional principal contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding
                         U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered
                         Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

ERISA Considerations:    The Offered Certificates generally may be purchased by,
                         on behalf of, or with plan assets of, a Plan, subject to the considerations set forth in the prospectus supplement. Plan fiduciaries should note the additional representations deemed to be made because of the Certificate Swap Agreement, which will be described under "ERISA Considerations" in the prospectus supplement relating to the Offered Certificates. In addition, the Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

SMMEA Eligibility:       The Class A-1, Class A-2, Class A-3, Class A-4, Class
                         A-5, Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
                         If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates. You should consult you own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the Offered Certificates.

P&I Advances:            The Servicer will be obligated to advance, or cause to
                         be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from further payments of the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Net Mortgage Rate:       For any mortgage loan, the then applicable mortgage
                         rate thereon minus the Servicing Fee Rate.

Servicing Fee:           With respect to each mortgage loan and any Distribution
                         Date, the fee payable to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the stated principal balance of such mortgage loan as of the first day of the related Due Period divided by 12.

Servicing Fee Rate:      The Servicing Rate for each loan will be 0.375% per
                         annum.

Accrual Period:          For the Floating Rate Certificates, the one-month
                         period commencing on the 25th day of the month prior to the month in which that Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Closing Date) and ending on the 24th day of the month of that Distribution Date.

                         For the Fixed Rate Certificates, the calendar month immediately prior to the month in which the relevant Distribution Date occurs.

Interest Day Count:      For the Floating Rate Certificates, the Trustee will
                         calculate interest on an actual/360 basis and the certificates will settle flat.

                         For the Fixed Rate Certificates, the Trustee will calculate interest on a 30/360 basis and the certificates will settle with accrued interest from the Cut-off Date.

Credit Support for the   Subordination (includes initial overcollateralization):
Certificates:
                         Initially 16.45% for the Class A Certificates, 12.80%
                         for the Class M-1 Certificates, 9.95% for the Class M-2
                         Certificates, 8.70% for the Class M-3 Certificates,
                         7.65% for the Class M-4 Certificates, 6.60% for the
                         Class M-5 Certificates, 5.70% for the Class M-6
                         Certificates, 4.80% for the Class M-7 Certificates,
                         4.20% for the Class M-8 Certificates and 3.20% for the Class M-9 Certificates.

                         o  Overcollateralization ("OC")

                            >  Initial (% Orig.)                 3.20% (Approx.)

                            >  OC Target before Stepdown (% Orig.)         3.20%

                            >  OC Target after Stepdown (% Current)        6.40%

                            >  OC Floor (% Orig.)                          0.50%

                         o Excess Spread, which will be equal to approximately 155 bps per annum (before losses) as of the 8/25/07 Distribution Date, is expected to be available to cover losses on all the Certificates and to replenish OC as needed.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

Interest Remittance      For any Distribution Date is equal to: (a) the sum,
Amount:                  without duplication, of: (1) all scheduled interest on
                         the mortgage loans due on the related due date and received by the Servicer on or prior to the related date of determination, less the Servicing Fee, (2) all interest on prepayments on the mortgage loans, (3) all advances relating to interest in respect of the mortgage loans, (4) amounts paid by the Servicer in respect of Compensating Interest, (5) the interest portion of liquidation proceeds, insurance proceeds, and condemnation proceeds of the mortgage loans received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances), and (6) the interest portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month, minus (b) (1) any Net
                         Swap Payment due to the Certificate Swap Provider and the amount of any Swap Termination Payment due to the Certificate Swap Provider (other than Defaulted Swap
                         Termination Payments) payable from available funds and
                         (2) all advances made by the Servicer in respect of the mortgage loans relating to interest and certain expenses not reimbursed as of the prior due date.

Accrued Certificate      For any Distribution Date and each class of
Interest:                certificates, interest accrued during the related
                         accrual period at the then-applicable Certificate
                         Interest Rate on the related class certificate balance thereof immediately prior to such Distribution Date, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute.

Certificate Interest     The Certificate Interest Rate for the Fixed Rate
Rate:                    Certificates will be equal to the lesser of (i) a fixed
                         rate and (ii) the Loan Cap. Beginning on the first
                         Distribution Date after the first possible Optional
                         Clean-up Call, the coupon for the Fixed Rate
                         Certificates will be increased by 0.50%.

                         The Certificate Interest Rate for each class of Floating Rate Certificates will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin and (ii) the Loan Cap. Beginning on the first Distribution Date after the first possible Optional Clean-up Call, the margin for the Class A-1 Certificates will increase to 2.0 times the original applicable margin and the margin for the Class M Certificates will increase to 1.5 times the original margin.

Compensating Interest:   With respect to any Distribution Date and any mortgage
                         loan that was subject to a principal prepayment in full or in part during the related Prepayment Period, which principal prepayment was applied to such mortgage loan prior to such mortgage loan's due date during such Prepayment Period, the amount of interest and other recoveries of principal that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayments and recoveries were applied to such mortgage loan and ending on the day immediately preceding such due date, inclusive.

Principal Remittance     For any Distribution Date, the sum of (a) the
Amount:                  principal portion of all scheduled  monthly  payments
                         on the mortgage loans on the related due date or received by the Servicer on or prior to the Servicer remittance date or advanced by the Servicer for the Servicer remittance date, (b) the principal portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month; and (c) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the mortgage loans, including, without limitation, the principal portion of liquidation proceeds, insurance proceeds and condemnation proceeds of the mortgage loans received during the Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances).

Overcollateralization    For any Distribution Date, the amount, if any, by which
Amount:                  (i) the aggregate principal balance of the mortgage
                         loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                         Prepayment Period, after taking into account any Realized Losses on the mortgage loans incurred during the related Prepayment Period), exceeds (ii) the aggregate class certificate balance of the Offered
                         Certificates as of such Distribution Date.

Senior Enhancement       For any Distribution Date, the percentage obtained by
Percentage:              dividing (x) the sum of (i) the aggregate class
                         certificate balance of the Class M Certificates and
                         (ii) the Overcollateralization Target Amount (after taking into account the distributions of the Principal
                         Remittance Amount for that Distribution Date) by (y) the aggregate principal balance of the mortgage loans for that Distribution Date.

Senior Specified         32.90%.
Enhancement Percentage:

Interest Carryforward    With respect to each class of Offered Certificates and
Amount:                  each Distribution  Date, is the excess of: (a) Accrued
                         Certificate Interest for such class with respect to prior Distribution Dates, over (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

Stepdown Date:           The earlier to occur of (a) the Distribution Date
                         immediately following the Distribution Date on which the aggregate class certificate balance of the Class A
                         Certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in July 2010 and
                         (ii) the first distribution date on which the Senior
                         Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the stated principal balance of the mortgage loans for that Distribution Date but prior to any application of principal payments to the Certificates) is greater than or equal to the Senior
                         Specified Enhancement Percentage.

Trigger Event:           A "Trigger Event," with respect to each Distribution
                         Date, exists if the three-month rolling average of the percent equal to the sum of the aggregate principal balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over the sum of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds the product of 40.00% and the Senior Enhancement Percentage or if the Cumulative Loss Test has been violated.

Overcollateralization    An amount equal to 0.50% of the aggregate principal
Floor:                   balance of the mortgage loans as of the Cut-off Date.

Overcollateralization    The initial OC level for the Offered Certificates will
Target Amount:           equal approximately 3.20% of the Cut-off Date unpaid
                         principal balance of the mortgage loans. The
                         Overcollateralization Target Amount for the Offered
                         Certificates will equal (i) prior to the Stepdown Date, 3.20% of the Cut-off Date unpaid principal balance of the mortgage loans, (ii) on or after the Stepdown Date, if there is no Trigger Event in effect, the greater of
                         (a) 6.40% of the unpaid principal balance of the mortgage loans (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) and (b) the Overcollateralization Floor and (iii) on or after the Stepdown Date, if a Trigger Event is in effect, the Overcollateralization Target Amount for the prior
                         Distribution Date. On or after the date on which the aggregate class certificate balance of the Offered
                         Certificates has been reduced to zero, the Overcollateralization Target Amount will equal zero.

Cumulative Loss Test:    The Cumulative Loss Test is violated on any
                         Distribution Date if the aggregate amount of Realized
                         Losses incurred on the mortgage loans since the Cut-off
                         Date through the last day of the related Due Period divided by the aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date:                          Percentage:
------------------                          -----------
July 2009 through June 2010:                0.78% with respect to July 2009, plus an additional  1/12th of 0.60% for each month thereafter through June 2010.
July 2010 through June 2011:                1.38% with respect to July 2010, plus an additional  1/12th of 0.93% for each month thereafter through June 2011.
July 2011 through June 2012:                2.31% with respect to July 2011, plus an additional  1/12th of 1.07% for each month thereafter through June 2012.
July 2012 through June 2013:                3.38% with respect to July 2012, plus an additional  1/12th of 0.62% for each month thereafter through June 2013.
July 2013 and thereafter:                   4.00% with respect to July 2013 and thereafter.

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Barclays Capital - Asset Securitization Group                      July 11, 2007
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Priority of Payments:    Payments on the Certificates will be made on the 25th
                         day of each month (or the next business day thereafter). The Interest Remittance Amount will be distributed according to the following priority:

                         Interest Payments:

                         1. To the holders of the Class A Certificates, on a pro rata basis, any related Accrued Certificate interest and any related unpaid Interest Carryforward Amounts;

                         2. To the holders of the Class M-1 Certificates, the Accrued Certificate Interest for such class;

                         3. To the holders of the Class M-2 Certificates, the Accrued Certificate Interest for such class;

                         4. To the holders of the Class M-3 Certificates, the Accrued Certificate Interest for such class;

                         5. To the holders of the Class M-4 Certificates, the Accrued Certificate Interest for such class;

                         6. To the holders of the Class M-5 Certificates, the Accrued Certificate Interest for such class;

                         7. To the holders of the Class M-6 Certificates, the Accrued Certificate Interest for such class;

                         8. To the holders of the Class M-7 Certificates, the Accrued Certificate Interest for such class;

                         9. To the holders of the Class M-8 Certificates, the Accrued Certificate Interest for such class;

                         10. To the holders of the Class M-9 Certificates, the
                             Accrued Certificate Interest for such class; and

                         11. Any remainder to be included as Net Monthly Excess
                             Cashflow as described below.

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Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
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Priority of Payments     Principal Distributions:
(cont.):
                         Prior to the Stepdown Date or on a Distribution Date on which a Trigger Event is in effect, the Principal Remittance Amount will be distributed according to the following priority:

                         1. To the extent that interest funds are insufficient,
                            any additional amounts necessary to make a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the Certificate Swap Provider;

                         2. To the holders of the Class A Certificates, as
                            follows:

                            (a) To the holders of the Class A-5 Certificates, an amount based upon the NAS Payment Schedule, until the class certificate balance of such class has been reduced to zero; and

                            (b) Sequentially to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (without regard to the NAS Payment Schedule), in that order, until the class certificate balance of each such class has been reduced to zero (notwithstanding the foregoing, if the aggregate class certificate balance of the Senior Certificates exceeds the aggregate principal balance of the mortgage loans, principal distributions will be allocated concurrently, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates without regard to the NAS Payment Schedule);

                         3. To the holders of the Class M-1, Class M-2, Class
                            M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, sequentially in that order, until the class certificate balance of each such class has been reduced to zero; and

                         4. Any remainder to be included as part of Net Monthly
                            Excess Cashflow as described below.

                         On or after the Stepdown Date and on a Distribution Date on which a Trigger Event is not in effect, the Principal Remittance Amount will be distributed according to the following priority:

                         1. To the extent that interest funds are insufficient,
                            any additional amounts necessary to make a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the Certificate Swap Provider;

                         2. The Class A Principal Distribution Amount, until the
                            class certificate balance of each such class has been reduced to zero, as follows;

                            (a) To the holders of the Class A-5 Certificates, an amount based upon the NAS Payment Schedule, until the class certificate principal balance of such class has been reduced to zero; and

                            (b) Sequentially to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (without regard to the NAS Payment Schedule), in that order, until the class certificate balance of each such class has been reduced to zero (notwithstanding the foregoing, if the aggregate class certificate balance of the Senior Certificates exceeds the aggregate principal balance of the mortgage loans, principal distributions will be allocated concurrently, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates without regard to the NAS Payment Schedule);

                         3. To the holders of the Class M-1 Certificates, the
                            Class M-1 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                         4. To the holders of the Class M-2 Certificates, the
                            Class M-2 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                         5. To the holders of the Class M-3 Certificates, the
                            Class M-3 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                         6. To the holders of the Class M-4 Certificates, the
                            Class M-4 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                         7. To the holders of the Class M-5 Certificates, the
                            Class M-5 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                         8. To the holders of the Class M-6 Certificates, the
                            Class M-6 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

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Barclays Capital - Asset Securitization Group                      July 11, 2007
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Priority of Payments     9.  To the holders of the Class M-7 Certificates, the
(cont.): Class M-7 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                         10. To the holders of the Class M-8 Certificates, the
                             Class M-8 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                         11. To the holders of the Class M-9 Certificates, the
                             Class M-9 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero; and

                         12. Any remainder to be included as part of Net Monthly
                             Excess Cashflow as described below.

                         Net Monthly Excess Cashflow:

                         With respect to any Distribution Date, any Net Monthly Excess Cashflow will be distributed according to the following priority:

                         1. To the Class A and Class M Certificates then entitled to receive distributions in respect of principal, in an amount necessary to make the Overcollateralization Amount equal to the Overcollateralization Target Amount, payable to such classes of certificates in the same priority as the Principal Remittance Amount as described under "Principal Distributions" above;

                         2. Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any Interest Carryforward Amount for each such class;

                         3. Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

                         4. Pro rata, to the Class A Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                         5. Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                         6. To the Certificate Swap Account, the amount of any Defaulted Swap Termination Payment due to the Certificate Swap Provider under the Certificate Swap Agreement; and

                         7. To fund distributions to the holders of the Class CE and R Certificates in each case in the amounts specified in the pooling and servicing agreement.

NAS Payment Schedule:    For the period of time specified in the NAS Shift
                         Percentage table below, the NAS Certificate generally will not receive (in other words, is locked out of) principal payments. During the lock-out period, the portion of the principal distributions on the mortgage loans that the NAS Certificate is locked out of will be distributed to the other classes of Class A
                         Certificates.

NAS Shift Percentage:                Months       NAS Shift %
                                     ------       -----------
                                      0-36              0%
                                      37-60            45%
                                      61-72            80%
                                      73-84           100%
                                      85+             300%

Net Rate Carryover:      If on any Distribution Date, the Certificate Interest
                         Rate for any class of Offered Certificates is based upon the Loan Cap, the sum of (x) the excess of (i) the amount of Accrued Certificate Interest that would otherwise have been distributable on that Distribution
                         Date had the Certificate Interest Rate not been subject to the Loan Cap, over (ii) the amount of Accrued
                         Certificate Interest distributable on such class of certificates on that Distribution Date based on the Loan Cap, and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates
                         (and related accrued interest at the then applicable
                         Certificate Interest Rate on that class of certificates, without giving effect to the Loan Cap) is the "Net Rate Carryover" on those classes of certificates.

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Barclays Capital - Asset Securitization Group                      July 11, 2007
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Loan Cap:                Product of:

                         1. (a) the weighted average of the net mortgage rates for the mortgage loans then in effect on the beginning of the related Due Period, minus, with respect to the Floating Rate Certificates only, (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, from available funds expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider from available funds and the denominator of which is equal to the class certificate balance of the Floating Rate Certificates at the beginning of the related Due Period and (y) 12 and

                         2. With respect to the Floating Rate Certificates, a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

Class A Principal        The Class A Principal Distribution Amount is an amount
Distribution Amount:     equal to the excess, if any, of (x) the aggregate class
                         certificate balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 67.10% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the Due Period minus the Overcollateralization Floor.

Class M-1 Principal      The Class M-1 Principal Distribution Amount is an
Distribution Amount:     amount equal to the  excess, if any, of (x)  the sum of
                         (i) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (ii) the class certificate balance of the Class M-1
                         Certificates immediately prior to such Distribution
                         Date over (y) the lesser of (A) the product of (i)
                         74.40% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and
                         (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M-2 Principal      The Class M-2 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess, if any, of (x) the sum of
                         (i) the aggregate class certificate balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1
                         Principal Distribution Amount) and (ii) the class certificate balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.10% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M-3 Principal      The Class M-3 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess, if any, of (x) the sum of
                         (i) the aggregate class certificate balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class
                         M-1 and Class M-2 Principal Distribution Amount) and
                         (ii) the class certificate balance of the Class M-3
                         Certificates immediately prior to such Distribution
                         Date over (y) the lesser of (A) the product of (i)
                         82.60% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due
                         Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due
                         Period minus the Overcollateralization Floor.

Class M-4 Principal      The Class M-4 Principal Distribution  Amount is an
Distribution Amount:     amount equal to the excess, if any, of (x) the sum of
                         (i) the aggregate class certificate balance of the Class A, Class M-1, Class M-2 and Class M-3
                         Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3
                         Principal Distribution Amount) and (ii) the class certificate balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.70% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M-5 Principal      The Class M-5 Principal Distribution Amount is an
Distribution Amount:     amount equal to the  excess, if any, of (x) the sum of
                         (i) the aggregate class certificate balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                         Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class
                         M-4 Principal Distribution Amount) and (ii) the class certificate balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.80% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.


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Barclays Capital - Asset Securitization Group                      July 11, 2007
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Class M-6 Principal      The Class M-6 Principal Distribution Amount is an
Distribution Amount:     amount equal to the  excess, if  any,  of (x) the sum
                         of (i) the aggregate class certificate balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and
                         Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class
                         M-3, Class M-4 and Class M-5 Principal Distribution
                         Amount) and (ii) the class certificate balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.60% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M-7 Principal      The Class M-7 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess, if any, of (x) the sum of
                         (i) the aggregate class certificate balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4,
                         Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class
                         M-2, Class M-3, Class M-4, Class M-5 and Class M-6
                         Principal Distribution Amount) and (ii) the class certificate balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.40% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M-8 Principal      The Class M-8 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess, if any, of (x) the sum of
                         (i) the aggregate class certificate balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4,
                         Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class
                         M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                         M-6 and Class M-7 Principal Distribution Amount) and
                         (ii) the class certificate balance of the Class M-8
                         Certificates immediately prior to such Distribution
                         Date over (y) the lesser of (A) the product of (i)
                         91.60% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due
                         Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization
                         Floor.

Class M-9 Principal      The Class M-9 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess, if any, of (x)  the sum of
                         (i) the aggregate class certificate balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4,
                         Class M-5, Class M-6, Class M-7 and Class M-8
                         Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class
                         M-4, Class M-5, Class M-6, Class M-7 and Class M-8
                         Principal Distribution Amount) and (ii) the class certificate balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.60% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Realized Losses:         With respect to any Distribution Date and any defaulted
                         mortgage loan, the excess of the Stated Principal
                         Balance of such defaulted mortgage loan over the liquidation proceeds allocated to principal that have been received with respect to such mortgage loan on or at any time prior to the Due Period after such mortgage loan has been liquidated.

Allocation of Losses:    After the credit enhancement provided by excess
                         cashflow and overcollateralization (if any) and interest rate support provided by Net Swap Payments paid to the trust have been exhausted, collections otherwise payable to the Class M Certificates will comprise the sole source of funds from which credit enhancement is provided to the Class A Certificates.
                         Realized losses are allocated to the Class M
                         Certificates, beginning with the Class M Certificates with the lowest distribution priority, until the class certificate balance of the Class M Certificates has been reduced to zero. Realized Losses will not be allocated to the Class A Certificates.

Applied Realized Loss    If on any Distribution Date, after giving effect to the
Amounts:                 distributions described above, the aggregate class
                         certificate balance of the Offered Certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3,
                         Class M-2 and Class M-1 Certificates, sequentially in that order, in each case until the class certificate balance of such class has been reduced to zero.
                         Realized Losses will not be allocated to the Class A
                         Certificates. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

                         Interest on any class of certificates, the class certificate balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the class certificate balance as so reduced unless the class certificate balance is subsequently increased due to the allocation of subsequent recoveries to the class certificate balance of such class as is further described in "Priority of Payments - Net Monthly Excess Cashflow" above.


                                       13
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Unpaid Realized Loss     For any class of certificates, (x) the portion of the
Amount: aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the class certificate balance of that class due to the allocation of Subsequent Recoveries to the class certificate balance of that class.

Subsequent Recoveries:   Unexpected recoveries received after the determination
                         by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a mortgage loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any mortgage loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Certificate Swap         On or before the closing date, the trust will enter
Agreement:               into an interest rate swap agreement with Barclays Bank
                         PLC, as Certificate Swap Provider. The trustee will be appointed to receive and distribute funds on behalf of the trust, pursuant to the Certificate Swap Agreement, and an account will be established to deposit funds so received ("Certificate Swap Account"). On each payment date, the trustee, on behalf of the trust will be obligated to make fixed payments under the Certificate
                         Swap Agreement at a rate of 5.510% per annum and the Certificate Swap Provider will be obligated to make floating payments at one-month LIBOR (as determined pursuant to the related Certificate Swap Agreement), in each case multiplied by a notional amount equal to the applicable scheduled notional amount for the related payment date, adjusted to a monthly basis. With respect to each payment date, only the net amount of the two obligations will be paid by the appropriate party ("Net
                         Swap Payment").

                         To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to certificateholders will be applied to make a Net Swap Payment to the Certificate Swap Provider, and to the extent that a floating payment exceeds a fixed payment on any payment date, the Certificate Swap Provider will owe a Net Swap Payment to the trust. Any net amounts received by the trust under the Certificate Swap Agreement will be deposited in the Certificate Swap Account and applied to make payments as described in "Distributions from the Certificate Swap Account" below. The Certificate Swap Agreement will provide only temporary, limited protection against upward movements in One-Month LIBOR, and, to the extent described in this term sheet, may diminish the amount of basis risk shortfalls experienced by the Certificates during the periods the Certificate Swap Agreement is in effect, as specified in the Certificate Swap Agreement.

                         Upon early termination of either of the Certificate Swap Agreement or the trust, the swap provider may be liable to make a Swap Termination Payment to the other party (regardless of which party has caused the termination). A Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap Agreement (any such payment, a "Swap Termination Payment"). In the event that the trust is required to make a Swap Termination Payment to the Certificate Swap Provider, such amount (to the extent not paid by the trustee from any upfront payment received pursuant to any replacement Certificate Swap Agreement that may be entered into by the trust) will be paid by the trust on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the certificateholders, except for certain Swap Termination Payment resulting from an event of default or certain termination events with respect to the Certificate Swap Provider as will be further described in the prospectus supplement (a "Defaulted Swap Termination Payment"), for which payments by the trust to the Certificate Swap Provider will be subordinated to all distributions to the certificateholders.


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Distributions from the   On or prior to each Distribution Date, following the
Certificate Swap         distributions of Net Monthly Excess Cashflow described
Account:                 under "Priority of Payments - Net Monthly Excess
                         Cashflow" above, the trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

                         1. to the Certificate Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Certificate Swap Provider for that Distribution Date (to the extent not previously paid by a replacement swap provider);

                         2. to the holders of the Class A-1 Certificates, any remaining Accrued Certificate Interest and Interest Carryforward Amount;

                         3. sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any remaining Accrued Certificate Interest and Interest Carryforward
                             Amount for such class;

                         4. to the holders of the Class A-1 Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class;

                         5. sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

                         6. to the extent not paid from available funds, from the Certificate Swap Account, to pay any principal on the Class A Certificates and on the Class M Certificates, in accordance with the principal payment provisions described above (under "Priority of Payments - Principal Distributions") in an amount necessary to restore the applicable Overcollateralization Target Amount as a result of current or prior Realized Losses not previously reimbursed;

                         7. sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class;

                         8. to the Certificate Swap Provider, any Defaulted Swap Termination Payment owed to the Certificate Swap Provider for that Distribution Date; and

                         9. to the holders of the Class CE Certificates, any remaining amounts.

                         Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the trustee will distribute any remaining amount on deposit in the Certificate Swap Account to the Certificate Swap Provider, only to the extent necessary to cover any Swap Termination Payment under the Certificate Swap Agreement due to a Defaulted Swap Termination Payment payable to the Swap Counterparty with respect to such Distribution Date.

Certificate Swap         Barclays Bank PLC ("Barclays").
Provider:

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Swap Agreement Balance Schedule
--------------------------------------------------------------------------------

----------------------------------------------------------------------------
       Period                     Date                         Notional
----------------------------------------------------------------------------
         1                      7/25/2007                   $386,756,000.00
         2                      8/25/2007                   $376,859,536.42
         3                      9/25/2007                   $366,213,612.35
         4                     10/25/2007                   $354,851,322.67
         5                     11/25/2007                   $342,807,402.30
         6                     12/25/2007                   $330,121,869.72
         7                      1/25/2008                   $316,835,716.29
         8                      2/25/2008                   $303,191,042.24
         9                      3/25/2008                   $289,920,793.73
        10                      4/25/2008                   $277,014,735.58
        11                      5/25/2008                   $264,462,911.60
        12                      6/25/2008                   $252,255,636.96
        13                      7/25/2008                   $240,383,490.87
        14                      8/25/2008                   $228,837,309.35
        15                      9/25/2008                   $217,608,178.27
        16                     10/25/2008                   $206,687,426.54
        17                     11/25/2008                   $196,066,619.50
        18                     12/25/2008                   $185,737,552.50
        19                      1/25/2009                   $175,692,244.62
        20                      2/25/2009                   $165,922,932.62
        21                      3/25/2009                   $156,422,064.97
        22                      4/25/2009                   $147,182,296.12
        23                      5/25/2009                   $138,196,480.90
        24                      6/25/2009                   $129,457,669.04
        25                      7/25/2009                   $120,959,099.90
        26                      8/25/2009                   $112,694,197.26
        27                      9/25/2009                   $104,656,564.36
        28                     10/25/2009                    $96,839,978.97
        29                     11/25/2009                    $89,238,388.67
        30                     12/25/2009                    $81,845,906.20
        31                      1/25/2010                    $74,808,000.00
        32                      2/25/2010                    $74,808,000.00
        33                      3/25/2010                    $74,808,000.00
        34                      4/25/2010                    $74,808,000.00
        35                      5/25/2010                    $74,808,000.00
        36                      6/25/2010                    $74,808,000.00
        37                      7/25/2010                    $74,808,000.00
        38                      8/25/2010                    $73,687,270.01
        39                      9/25/2010                    $68,304,973.44
        40                     10/25/2010                    $63,070,928.53
        41                     11/25/2010                    $57,981,071.36
        42                     12/25/2010                    $53,031,449.00
        43                      1/25/2011                    $48,218,216.50
        44                      2/25/2011                    $46,429,165.61
        45                      3/25/2011                    $45,140,526.57
        46                      4/25/2011                    $43,887,411.66
        47                      5/25/2011                    $42,668,846.46
        48                      6/25/2011                    $41,483,883.20
        49                      7/25/2011                    $40,331,600.02
        50                      8/25/2011                    $39,211,100.23
        51                      9/25/2011                    $38,121,511.68
        52                     10/25/2011                    $37,061,986.02
        53                     11/25/2011                    $36,031,698.14
        54                     12/25/2011                    $35,029,845.45
        55                      1/25/2012                    $34,055,647.32
        56                      2/25/2012                    $33,107,366.69
        57                      3/25/2012                    $32,183,649.73
        58                      4/25/2012                    $31,285,494.06
        59                      5/25/2012                    $30,412,196.57
        60                      6/25/2012                    $29,563,073.43
        61                      7/25/2012                    $28,737,459.53
        62                      8/25/2012                    $27,934,707.98
        63                      9/25/2012                    $27,154,189.59
        64                     10/25/2012                    $26,395,292.43
        65                     11/25/2012                    $25,657,421.32
        66                     12/25/2012                    $24,939,997.40
        67                      1/25/2013                    $24,242,457.66
        68                      2/25/2013                    $23,564,254.52
        69                      3/25/2013                    $22,904,855.43
        70                      4/25/2013                    $22,263,742.39
        71                      5/25/2013                    $21,640,411.66
        72                      6/25/2013                    $21,034,373.25
        73                      7/25/2013                    $20,445,150.66
        74                      8/25/2013                    $19,872,280.42
        75                      9/25/2013                    $19,315,311.77
        76                     10/25/2013                    $18,773,806.34
        77                     11/25/2013                    $18,247,337.77
        78                     12/25/2013                    $17,735,491.38
        79                      1/25/2014                    $17,237,863.90
        80                      2/25/2014                    $16,754,063.09
        81                      3/25/2014                    $16,283,707.50
        82                      4/25/2014                    $15,826,426.14
        83                      5/25/2014                    $15,381,858.20
        84                      6/25/2014                    $14,949,652.77
        85                      7/25/2014                    $14,529,468.60
        86                      8/25/2014                    $14,120,973.77
        87                      9/25/2014                    $13,723,845.51
        88                     10/25/2014                    $13,337,769.90
        89                     11/25/2014                    $12,962,441.63
        90                     12/25/2014                    $12,597,563.79
        91                      1/25/2015                    $12,242,847.63
        92                      2/25/2015                    $11,898,012.33
        93                      3/25/2015                    $11,532,332.31
        94                      4/25/2015                    $11,127,742.52
        95                      5/25/2015                    $10,734,430.43
        96                      6/25/2015                    $10,352,084.16
        97                      7/25/2015                     $9,980,400.43
        98                      8/25/2015                     $9,619,084.29
        99                      9/25/2015                     $9,267,848.89
       100                     10/25/2015                     $8,926,415.28
       101                     11/25/2015                     $8,594,512.18
       102                     12/25/2015                     $8,271,875.78
       103                      1/25/2016                     $7,958,249.51
       104                      2/25/2016                     $7,653,383.88
       105                      3/25/2016                     $7,357,036.26
       106                      4/25/2016                     $7,068,970.69
       107                      5/25/2016                     $6,788,957.71
       108                      6/25/2016                     $6,516,774.18
       109                      7/25/2016                     $6,252,203.10
       110                      8/25/2016                     $5,995,033.44
       111                      9/25/2016                     $5,745,060.01
       112                     10/25/2016                     $5,502,083.23
       113                     11/25/2016                     $5,265,909.06
       114                     12/25/2016                     $5,036,348.76
       115                      1/25/2017                     $4,813,218.85
       116                      2/25/2017                     $4,596,340.84
       117                      3/25/2017                     $4,385,271.33
       118                      4/25/2017                     $4,180,124.34
       119                      5/25/2017                     $3,980,735.32
       120                      6/25/2017                     $3,786,944.24
       121                      7/25/2017                     $3,598,595.50
       122                      8/25/2017                     $3,415,537.77
       123                      9/25/2017                     $3,237,623.93
       124                     10/25/2017                     $3,064,710.89
       125                     11/25/2017                     $2,896,659.54
       126                     12/25/2017                     $2,733,334.58
       127                      1/25/2018                     $2,574,604.47
       128                      2/25/2018                     $2,420,341.29
       129                      3/25/2018                     $2,270,420.68
       130                      4/25/2018                     $2,124,721.67
       131                      5/25/2018                     $1,983,126.68
       132                      6/25/2018                     $1,845,521.35
       133                      7/25/2018                     $1,711,794.49
       134                      8/25/2018                     $1,581,838.00
       135                      9/25/2018                     $1,455,546.73
       136                     10/25/2018                     $1,332,818.49
       137                     11/25/2018                     $1,213,553.88
       138                     12/25/2018                     $1,097,656.25
       139                      1/25/2019                       $985,031.65
       140                      2/25/2019                       $875,588.71
       141                      3/25/2019                       $769,238.59
       142                      4/25/2019                       $665,894.92
       143                      5/25/2019                       $565,473.72
       144                      6/25/2019                       $467,893.32
       145                      7/25/2019                       $373,074.34
       146                      8/25/2019                       $280,939.57
       147                      9/25/2019                       $191,413.96
       148                     10/25/2019                       $104,424.53
       149                     11/25/2019                        $19,900.33
----------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Interest Available Rates for Floating Rate Certificates
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Interest Available       On any Distribution Date and any class of Floating Rate
Rates for Floating Rate  Certificates, the per annum rate equal to (a) the
Certificates:            interest received from the mortgage loans divided by
                         the aggregate principal balance of the mortgage loans
                         adjusted to account for any Net Swap Payments or Swap
                         Termination Payments payable to the Certificate Swap
                         Provider divided by the aggregate class certificate
                         balance of the Floating Rate Certificates and
                         multiplied by (b) a fraction equal to (x) 360 divided
                         by (y) the actual number of days in the related Accrual
                         Period.
--------------------------------------------------------------------------------

The information in the following table has been prepared in accordance with the following assumptions:

o   Day count convention of actual/360 is applied

o Assumes 1-month LIBOR remains constant at 5.320% and the cashflows are run to the Optional Clean-Up Call at the pricing speed

o   Reflects both payments made to and received from the Certificate Swap
    Provider

It is highly unlikely, however, that the prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

--------------------------------------------------------------------------------
                     AFC at Pricing Speed              AFC at Pricing Speed
                  incl. both Neg and Pos Swap       incl. both Neg and Pos Swap
    Date           Benchmark at Pricing Rate              Benchmark at 20%
--------------------------------------------------------------------------------
  7/25/2007                  36.60%                           51.28%
  8/25/2007                  7.11%                            21.79%
  9/25/2007                  7.11%                            21.79%
 10/25/2007                  7.17%                            21.85%
 11/25/2007                  7.11%                            21.79%
 12/25/2007                  7.17%                            21.85%
  1/25/2008                  7.11%                            21.79%
  2/25/2008                  7.11%                            21.79%
  3/25/2008                  7.23%                            21.91%
  4/25/2008                  7.11%                            21.79%
  5/25/2008                  7.17%                            21.85%
  6/25/2008                  7.11%                            21.79%
  7/25/2008                  7.17%                            21.85%
  8/25/2008                  7.11%                            21.79%
  9/25/2008                  7.11%                            21.79%
 10/25/2008                  7.17%                            21.85%
 11/25/2008                  7.11%                            21.79%
 12/25/2008                  7.17%                            21.85%
  1/25/2009                  7.11%                            21.79%
  2/25/2009                  7.11%                            21.79%
  3/25/2009                  7.30%                            21.98%
  4/25/2009                  7.11%                            21.79%
  5/25/2009                  7.17%                            21.85%
  6/25/2009                  7.11%                            21.79%
  7/25/2009                  7.17%                            21.85%
  8/25/2009                  7.11%                            21.79%
  9/25/2009                  7.11%                            21.79%
 10/25/2009                  7.17%                            21.85%
 11/25/2009                  7.11%                            21.79%
 12/25/2009                  7.17%                            21.85%
  1/25/2010                  7.11%                            21.79%
  2/25/2010                  7.11%                            21.79%
  3/25/2010                  7.30%                            21.98%
  4/25/2010                  7.11%                            21.79%
  5/25/2010                  7.17%                            21.85%
  6/25/2010                  7.11%                            21.79%
  7/25/2010                  7.17%                            21.85%
  8/25/2010                  7.11%                            21.79%
  9/25/2010                  7.11%                            21.79%
 10/25/2010                  7.17%                            21.85%
 11/25/2010                  7.11%                            21.79%
 12/25/2010                  7.17%                            21.85%
  1/25/2011                  7.11%                            21.79%
  2/25/2011                  7.11%                            21.79%
  3/25/2011                  7.30%                            21.98%
  4/25/2011                  7.11%                            21.79%
  5/25/2011                  7.17%                            21.85%
  6/25/2011                  7.11%                            21.79%
  7/25/2011                  7.17%                            21.85%
  8/25/2011                  7.11%                            21.79%
  9/25/2011                  7.11%                            21.79%
 10/25/2011                  7.17%                            21.85%
 11/25/2011                  7.11%                            21.79%
 12/25/2011                  7.17%                            21.85%
  1/25/2012                  7.11%                            21.79%
  2/25/2012                  7.11%                            21.79%
  3/25/2012                  7.24%                            21.92%
  4/25/2012                  7.11%                            21.79%
  5/25/2012                  7.17%                            21.85%
  6/25/2012                  7.11%                            21.79%
  7/25/2012                  7.17%                            21.85%
  8/25/2012                  7.11%                            21.79%
  9/25/2012                  7.11%                            21.79%
 10/25/2012                  7.17%                            21.85%
 11/25/2012                  7.11%                            21.79%
 12/25/2012                  7.17%                            21.85%
  1/25/2013                  7.11%                            21.79%
  2/25/2013                  7.11%                            21.79%
  3/25/2013                  7.30%                            21.98%
  4/25/2013                  7.11%                            21.79%
  5/25/2013                  7.17%                            21.85%
  6/25/2013                  7.11%                            21.79%
  7/25/2013                  7.17%                            21.85%
  8/25/2013                  7.11%                            21.79%
  9/25/2013                  7.11%                            21.79%
 10/25/2013                  7.17%                            21.85%
 11/25/2013                  7.11%                            21.79%
 12/25/2013                  7.17%                            21.85%
  1/25/2014                  7.11%                            21.79%
  2/25/2014                  7.11%                            21.79%
  3/25/2014                  7.31%                            21.99%
  4/25/2014                  7.11%                            21.79%
  5/25/2014                  7.17%                            21.85%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Excess Spread
--------------------------------------------------------------------------------

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of actual/360 is applied; (2) prepayments on the mortgage loans will occur at the pricing prepayment assumption of a 10% to 28% CPR ramp over 12 months, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

    ----------------------------------------------
           Period                 Excess Interest
    ----------------------------------------------
          7/25/2007                  23.9297%
          8/25/2007                   1.5458%
          9/25/2007                   1.5435%
         10/25/2007                   1.5992%
         11/25/2007                   1.5383%
         12/25/2007                   1.5933%
          1/25/2008                   1.5319%
          2/25/2008                   1.5283%
          3/25/2008                   1.6447%
          4/25/2008                   1.5210%
          5/25/2008                   1.5750%
          6/25/2008                   1.5132%
          7/25/2008                   1.5669%
          8/25/2008                   1.5049%
          9/25/2008                   1.5006%
         10/25/2008                   1.5539%
         11/25/2008                   1.4917%
         12/25/2008                   1.5445%
          1/25/2009                   1.4822%
          2/25/2009                   1.4772%
          3/25/2009                   1.6565%
          4/25/2009                   1.4669%
          5/25/2009                   1.5187%
          6/25/2009                   1.4559%
          7/25/2009                   1.5073%
          8/25/2009                   1.4443%
          9/25/2009                   1.4383%
         10/25/2009                   1.4889%
         11/25/2009                   1.4256%
         12/25/2009                   1.4758%
          1/25/2010                   1.4125%
          2/25/2010                   1.4181%
          3/25/2010                   1.6090%
          4/25/2010                   1.4298%
          5/25/2010                   1.4944%
          6/25/2010                   1.4421%
          7/25/2010                   1.5082%
          8/25/2010                   1.3238%
          9/25/2010                   1.3406%
         10/25/2010                   1.4027%
         11/25/2010                   1.3458%
         12/25/2010                   1.3954%
          1/25/2011                   1.3371%
          2/25/2011                   1.3333%
          3/25/2011                   1.4995%
          4/25/2011                   1.3255%
          5/25/2011                   1.3741%
          6/25/2011                   1.3174%
          7/25/2011                   1.3659%
          8/25/2011                   1.3131%
          9/25/2011                   1.3127%
         10/25/2011                   1.3645%
         11/25/2011                   1.3117%
         12/25/2011                   1.3634%
          1/25/2012                   1.3106%
          2/25/2012                   1.3100%
          3/25/2012                   1.4175%
          4/25/2012                   1.3088%
          5/25/2012                   1.3603%
          6/25/2012                   1.3075%
          7/25/2012                   1.3589%
          8/25/2012                   1.3058%
          9/25/2012                   1.3048%
         10/25/2012                   1.3558%
         11/25/2012                   1.3027%
         12/25/2012                   1.3536%
          1/25/2013                   1.3005%
          2/25/2013                   1.2993%
          3/25/2013                   1.4647%
          4/25/2013                   1.2968%
          5/25/2013                   1.3473%
          6/25/2013                   1.2942%
          7/25/2013                   1.3444%
          8/25/2013                   1.2912%
          9/25/2013                   1.2896%
         10/25/2013                   1.3394%
         11/25/2013                   1.2862%
         12/25/2013                   1.3358%
          1/25/2014                   1.2826%
          2/25/2014                   1.2807%
          3/25/2014                   1.4433%
          4/25/2014                   1.2768%
          5/25/2014                   1.3267%


o Assumes 1-month LIBOR remains constant at 5.320% and the cashflows are run to the Optional Clean-Up Call at the pricing speed.

o Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees, monthly rebates payable to borrowers, swap payment owed to the Certificate Swap Provider) plus swap payment received by the trust less total interest (including Net Rate Carryover) on the Offered Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 360 divided by the actual number of days in the related Accrual Period.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Sensitivity Table - To Call
--------------------------------------------------------------------------------


The assumptions for the sensitivity table below are as follows:

o     Pricing Speed:  10% to 28% CPR ramp over 12 months

o     1-month LIBOR remains static at 5.320%

o     10% Clean Up Call is exercised

-----------------------------------------------------------------------------------------------------------------------------------
                                50 PPC           75 PPC       100 PPC         125 PPC          150 PPC      175 PPC        200 PPC
-----------------------------------------------------------------------------------------------------------------------------------
                   A-1

                   WAL            2.33             1.52          1.11            0.87             0.71         0.59           0.50
Principal Window Begin               1                1             1               1                1            1              1
  Principal Window End              73               45            30              24               19           16             14
-----------------------------------------------------------------------------------------------------------------------------------
                   A-2

                   WAL            8.32             4.68          2.99            2.18             1.76         1.45           1.21
Principal Window Begin              73               45            30              24               19           16             14
  Principal Window End             135               72            48              30               25           20             17
-----------------------------------------------------------------------------------------------------------------------------------
                   A-3

                   WAL           13.22             8.21          4.99            2.76             2.18         1.79           1.50
Principal Window Begin             135               72            48              30               25           20             17
  Principal Window End             169              114            82              50               30           24             21
----------------------------------------------------------------------------------------------------------------------------------
                   A-4

                   WAL           14.02             9.43          6.85            4.73             2.51         2.06           1.72
Principal Window Begin             169              114            82              50               30           24             21
  Principal Window End             169              114            83              65               32           27             22
-----------------------------------------------------------------------------------------------------------------------------------
                   A-5

                   WAL            7.42             6.66          5.98            5.19             3.47         2.43           2.02
Principal Window Begin              37               37            43              50               32           27             22
  Principal Window End             169              114            83              65               52           34             28
-----------------------------------------------------------------------------------------------------------------------------------
                   M-1

                   WAL            9.24             6.16          4.73            4.28             4.27         3.38           2.79
Principal Window Begin              54               37            41              45               52           34             28
  Principal Window End             169              114            83              65               52           43             35
-----------------------------------------------------------------------------------------------------------------------------------
                   M-2

                   WAL            9.24             6.16          4.69            4.10             4.06         3.52           2.85
Principal Window Begin              54               37            39              42               46           43             35
  Principal Window End             169              114            83              65               52           43             35
-----------------------------------------------------------------------------------------------------------------------------------
                   M-3

                   WAL            9.24             6.16          4.66            4.02             3.84         3.52           2.85
Principal Window Begin              54               37            39              41               44           43             35
  Principal Window End             169              114            83              65               52           43             35
-----------------------------------------------------------------------------------------------------------------------------------
                   M-4

                   WAL            9.24             6.17          4.66            3.98             3.74         3.52           2.85
Principal Window Begin              54               37            39              41               43           43             35
  Principal Window End             169              114            83              65               52           43             35
-----------------------------------------------------------------------------------------------------------------------------------
                   M-5

                   WAL            9.24             6.17          4.65            3.95             3.67         3.48           2.83
Principal Window Begin              54               37            38              40               42           42             34
  Principal Window End             169              114            83              65               52           43             35
-----------------------------------------------------------------------------------------------------------------------------------
                   M-6

                   WAL            9.24             6.17          4.64            3.93             3.61         3.37           2.76
Principal Window Begin              54               37            38              39               41           40             33
  Principal Window End             169              114            83              65               52           43             35
-----------------------------------------------------------------------------------------------------------------------------------
                   M-7

                   WAL            9.24             6.16          4.64            3.90             3.56         3.30           2.70
Principal Window Begin              54               37            38              39               40           39             32
  Principal Window End             169              114            83              65               52           43             35
-----------------------------------------------------------------------------------------------------------------------------------
                   M-8

                   WAL            9.24             6.17          4.64            3.90             3.53         3.25           2.66
Principal Window Begin              54               37            38              39               40           38             32
  Principal Window End             169              114            83              65               52           43             35
-----------------------------------------------------------------------------------------------------------------------------------
                   M-9

                   WAL            9.24             6.17          4.62            3.86             3.49         3.18           2.60
Principal Window Begin              54               37            37              38               39           37             31
  Principal Window End             169              114            83              65               52           43             35
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Sensitivity Table - To Maturity
--------------------------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:

o     Pricing Speed:  10% to 28% CPR ramp over 12 months

o     1-month LIBOR remains static at 5.320%

o     10% Clean Up Call is not exercised


-----------------------------------------------------------------------------------------------------------------------------------
                                50 PPC           75 PPC       100 PPC         125 PPC          150 PPC      175 PPC        200 PPC
-----------------------------------------------------------------------------------------------------------------------------------
                   A-1

                   WAL            2.33             1.52          1.11            0.87             0.71         0.59           0.50
Principal Window Begin               1                1             1               1                1            1              1
  Principal Window End              73               45            30              24               19           16             14
-----------------------------------------------------------------------------------------------------------------------------------
                   A-2

                   WAL            8.32             4.68          2.99            2.18             1.76         1.45           1.21
Principal Window Begin              73               45            30              24               19           16             14
  Principal Window End             135               72            48              30               25           20             17
-----------------------------------------------------------------------------------------------------------------------------------
                   A-3

                   WAL           14.09             8.75          4.99            2.76             2.18         1.79           1.50
Principal Window Begin             135               72            48              30               25           20             17
  Principal Window End             219              149            82              50               30           24             21
-----------------------------------------------------------------------------------------------------------------------------------
                   A-4

                   WAL           22.05            15.48         11.14            4.94             2.51         2.06           1.72
Principal Window Begin             219              149            82              50               30           24             21
  Principal Window End             332              248           186             145               32           27             22
-----------------------------------------------------------------------------------------------------------------------------------
                   A-5

                   WAL            7.45             6.76          6.54            6.75             4.64         2.43           2.02
Principal Window Begin              37               37            43              50               32           27             22
  Principal Window End             330              246           184             143              116           34             28
-----------------------------------------------------------------------------------------------------------------------------------
                   M-1

                   WAL           10.11             6.80          5.22            4.64             4.90         5.35           4.57
Principal Window Begin              54               37            41              45               52           34             28
  Principal Window End             283              200           149             115               92           95             79
-----------------------------------------------------------------------------------------------------------------------------------
                   M-2

                   WAL           10.07             6.76          5.15            4.45             4.33         4.43           3.59
Principal Window Begin              54               37            39              42               46           48             39
  Principal Window End             270              189           140             109               87           71             59
-----------------------------------------------------------------------------------------------------------------------------------
                   M-3

                   WAL           10.02             6.73          5.09            4.35             4.10         3.97           3.24
Principal Window Begin              54               37            39              41               44           45             37
  Principal Window End             256              178           132             102               82           67             55
-----------------------------------------------------------------------------------------------------------------------------------
                   M-4

                   WAL            9.98             6.70          5.07            4.29             3.99         3.79           3.11
Principal Window Begin              54               37            39              41               43           43             35
  Principal Window End             248              172           127              98               79           64             53
-----------------------------------------------------------------------------------------------------------------------------------
                   M-5

                   WAL            9.94             6.66          5.03            4.24             3.90         3.66           2.99
Principal Window Begin              54               37            38              40               42           42             34
  Principal Window End             240              166           122              95               76           62             52
-----------------------------------------------------------------------------------------------------------------------------------
                   M-6

                   WAL            9.88             6.62          4.99            4.19             3.82         3.54           2.91
Principal Window Begin              54               37            38              39               41           40             33
  Principal Window End             231              159           117              91               73           60             49
-----------------------------------------------------------------------------------------------------------------------------------
                   M-7

                   WAL            9.81             6.57          4.95            4.13             3.75         3.44           2.83
Principal Window Begin              54               37            38              39               40           39             32
  Principal Window End             222              152           112              87               70           57             47
-----------------------------------------------------------------------------------------------------------------------------------
                   M-8

                   WAL            9.72             6.51          4.91            4.10             3.69         3.37           2.77
Principal Window Begin              54               37            38              39               40           38             32
  Principal Window End             212              144           106              82               66           54             45
-----------------------------------------------------------------------------------------------------------------------------------
                   M-9

                   WAL            9.59             6.41          4.82            4.00             3.60         3.27           2.69
Principal Window Begin              54               37            37              38               39           37             31
  Principal Window End             203              138           102              79               63           52             43
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Breakeven Analysis
--------------------------------------------------------------------------------


BREAKEVEN ANALYSIS

------------------------------------------------------------------------------------------------------------------------------------
                                                            Static
------------------------------------------------------------------------------------------------------------------------------------
Class                     M1          M2           M3           M4          M5           M6           M7          M8           M9
Loss Severity            25%          25%         25%          25%          25%         25%          25%          25%         25%
Indices                 Static      Static       Static       Static      Static       Static       Static      Static       Static
Default (CDR)           33.14        23.42       19.83        17.08        14.6        12.67        10.94        9.89         8.51
Collateral Loss (%)     14.04%      11.44%       10.26%       9.27%        8.28%       7.45%        6.65%        6.14%       5.44%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                            Forward
------------------------------------------------------------------------------------------------------------------------------------
Class                     M1          M2           M3           M4          M5           M6           M7          M8           M9
Loss Severity            25%          25%         25%          25%          25%         25%          25%          25%         25%
Indices                Forward      Forward     Forward      Forward      Forward     Forward      Forward      Forward     Forward
Default (CDR)           33.37        23.46        19.8        16.98        14.49       12.58        10.84         9.8         8.43
Collateral Loss (%)     14.10%      11.45%       10.25%       9.23%        8.24%       7.41%        6.61%        6.10%       5.39%
------------------------------------------------------------------------------------------------------------------------------------

Assumptions:
Run at pricing speed assumption of 10% to 28% CPR ramp over 12 months
All Trigger Events Failing
12 month lag to recovery
"Break" is CDR that is before the first dollar of loss on the related bond Defaults are in addition to prepayments
Servicer advances 100% principal and interest until liquidation

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      July 11, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Contact Information
--------------------------------------------------------------------------------



                              Barclays Capital


-------------------------------------------------------------------------
ABS Finance
-------------------------------------------------------------------------
Jay Kim                       (212) 412-7621
                              jay.kim@barcap.com
                              (212) 412-6741

Glen Greeley                  glen.greeley@barcap.com
                              (212) 412-7539

Michael Dryden                michael.dryden@barcap.com
                              (212) 412-7592

Belinda Torres                belinda.torres@barcap.com
                              (212) 412-6906

Alison Cohen                  alison.cohen@barcap.com
                              (212) 412-1134

Keith Singletary              keith.singletary@barcap.com

-------------------------------------------------------------------------
Structure & Collateral
-------------------------------------------------------------------------
Maggie Jiang                  (212) 412-6894
                              maggie.jiang@barcap.com
                              (212) 412-3676

Dan King                      daniel.king@barcap.com
                              (212) 412-5188

Reema Gupta                   reema.gupta@barcap.com

-------------------------------------------------------------------------
Trading
-------------------------------------------------------------------------

Steve Cozine                  (212) 412-1316
                              steve.cozine@barcap.com
                              (212) 412-5318

Bret Ackerman                 bret.ackerman@barcap.com
                              (212) 412-5455

Doug Calamari                 douglas.calamari@barcap.com
                              (212) 412-5332

Arvind Mohan                  arvind.mohan@barcap.com

-------------------------------------------------------------------------


                              Rating Agencies

-------------------------------------------------------------------------
Standard &Poor's
-------------------------------------------------------------------------
Henry Barash                  (212) 438-3514
                              henry_barash@sandp.com
                              (212) 438-1580

David Hong Wei Wang           david_hongweiwang@sandp.com
                              (212) 438-4065

Kenneth Epstein               kenneth_epstein@sandp.com

-------------------------------------------------------------------------
Moody's
-------------------------------------------------------------------------
Jipil Ha                      (212) 553-1431
                              jipil.ha@moodys.com
                              (212) 553-1709

Jason (Shuisheng) Shi         shuisheng.shi@moodys.com

-------------------------------------------------------------------------